Exhibit 1(c)

                             Articles Supplementary
         Increasing the Authorized Capital Stock of the Corporation and
                  Creating an Additional Class of Common Stock

      MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion (1,000,000,000) shares of capital stock as follows:

      Series and Classes                         Number of Authorized Shares
      ------------------                         ---------------------------

Merrill Lynch Low Duration Fund
    Class A Common Stock                               100,000,000
    Class B Common Stock                               200,000,000
    Class C Common Stock                               100,000,000
    Class D Common Stock                               100,000,000

Merrill Lynch Total Return Bond Fund
    Class A Common Stock                               100,000,000
    Class B Common Stock                               200,000,000
    Class C Common Stock                               100,000,000
    Class D Common Stock                               100,000,000

          Total:                                     1,000,000,000

      All shares of all classes of the Corporation's capital stock have a par value of One Cent ($0.01) per share, and an aggregate par value of Ten Million Dollars ($10,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph 3 of the Articles of Incorporation, hereby increases the total number of authorized shares of Common Stock of the Corporation by Two Hundred Million (200,000,000) and designates such newly authorized shares as Class R Common Stock of Merrill Lynch Low Duration Fund.

3. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class R Common Stock are as follows:

      The Class R Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights,


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      voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the distribution of the Class R Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Class R Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

4. After this increase in the number of authorized shares and the classification of the newly authorized shares as Class R Common Stock, the Corporation will have the authority to issue One Billion Two Hundred Million (1,200,000,000) shares of capital stock as follows:

      Series and Classes                         Number of Authorized Shares
      ------------------                         ---------------------------

Merrill Lynch Low Duration Fund
    Class A Common Stock                               100,000,000
    Class B Common Stock                               200,000,000
    Class C Common Stock                               100,000,000
    Class D Common Stock                               100,000,000
    Class R Common Stock                               200,000,000

Merrill Lynch Total Return Bond Fund
    Class A Common Stock                               100,000,000
    Class B Common Stock                               200,000,000
    Class C Common Stock                               100,000,000
    Class D Common Stock                               100,000,000

          Total:                                     1,200,000,000

After this increase, all shares of all classes of the Corporation's capital stock will have a par value of One Cent ($0.01) per share, and an aggregate par value of Twelve Million Dollars ($12,000,000).


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

      IN WITNESS WHEREOF, MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on December 9, 2002.

                                   MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC.

                                             By: /s/ Terry K. Glenn
                                                 ------------------
                                                 Terry K. Glenn
                                                 President

Attest:

/s/ Phillip S. Gillespie
------------------------
Phillip S. Gillespie
Secretary

      The undersigned, President of MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated:   December 9, 2002                        /s/ Terry K. Glenn
                                                 ------------------
                                                 Terry K. Glenn
                                                 President


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